UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement

A. CÚRAM Collaboration Agreement.

As previously disclosed in October 2014, Arch Therapeutics, Inc. (the “Company”) began negotiating a potential collaboration agreement with the CÚRAM Centre for Research in Medical Devices (“CÚRAM”), a new major national research center headquartered at the National University of Ireland Galway (“NUIG”) in Galway, Ireland, that was in the process of being established as part of a six-year grant from the Irish government. The Company and certain leaders of CÚRAM have previously worked closely together on other initiatives, including preclinical bench-top and animal studies that had been performed in Dublin and Cork in connection with the development of the Company’s AC5 Surgical Hemostatic Device ™ (“AC5”).

On May 28, 2015, the Company and NUIG entered into a Project Agreement (the “Project Agreement”) pursuant to which NUIG will provide personnel, infrastructure support and grant funding in connection with a research program intended to facilitate the continued development of AC5 (the “Project”). Under the terms of the Project Agreement, which has a term that will end upon the earlier of the completion of the Project or the sixth anniversary of the execution date of the Project Agreement, the Company may contribute up to a maximum of two hundred and fifty thousand euro (€250,000) to the Project per year, and NUIG will match such funds at a 2:1 ratio using funds allocated to NUIG by Science Foundation Ireland’s (“SFI”) Research Centres Programme. In addition, while NUIG will initially retain ownership of all intellectual property developed in connection with the Project (collectively, “Project IP”), any such Project IP that was either based on or derived from the Company’s existing intellectual property (“Derivative IP”) will be assigned back to the Company for a nominal fee. For any Project IP that does not constitute Derivative IP (“Non-Derivative IP”), the Company will have a right of first negotiation to negotiate an exclusive license to such Non-Derivative IP on customary terms for agreements of that nature, subject to a grant-back to NUIG for research and academic purposes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Project Agreement, a copy of which the Company expects to file with the Company’s applicable Quarterly Report on Form 10-Q.

B. Series C Warrant Amendment.

On May 30, 2015 (the “Amendment Execution Date”), the Company entered into that certain Amendment to Series C Warrants to Purchase Common Stock, dated as of the Amendment Execution Date, with Cranshire Capital Master Fund, Ltd. (“Cranshire”), to amend the expiration date of the Series C Warrants (the “Amendment”). Under the terms and conditions of the Amendment, the expiration date of the Series C Warrants was extended from 5:00 p.m., New York time, on June 2, 2015 to 5:00 p.m., New York time, on July 2, 2015.

The preceding description of the Amendment is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 28, 2015, Dr. Arthur Rosenthal, a member of the Board of Directors of the Company (the “Board”) advised Dr. Terrence W. Norchi, President, Chief Executive Officer and a member of the Board, in writing of his decision to resign from the Board, effective immediately. Dr. Rosenthal’s decision to resign did not involve any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Rosenthal had served as a director of the Company since June 2013, and as Chairman of the Board of its predecessor, Arch Biosurgery, Inc., since April 2011.

Item 8.01              Other Events.

A. CÚRAM Collaboration Agreement Press Release

On June 1, 2015, the Company issued a press release announcing its entry into the Project Agreement. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

B. Notice of Amendment

In accordance with Section 8 of the Series C Warrants, on June 1, 2015, the Company distributed the notice attached hereto as Exhibit 99.2 to this Current Report on Form 8-K to the Holders of the Series C Warrants.

Item 9.01              Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
10.1	Amendment to Series C Warrants to Purchase Common Stock
99.1	Press Release issued by Arch Therapeutics, Inc. on June 1, 2015
99.2	Notice of Amendment Distributed by the Company on June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: June 1, 2015	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Series C Warrants to Purchase Common Stock
99.1	Press Release issued by Arch Therapeutics, Inc. on June 1, 2015
99.2	Notice of Amendment Distributed by the Company on June 1, 2015

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